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                                                                    EXHIBIT 10.8

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

      THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of the 1st day of January, 2006 among (1) Newmarket Underwriters Insurance Company, a corporation organized under the laws of New Hampshire, ("NUIC"), (2) Allied World Assurance Company (U.S.) Inc., a corporation organized under the laws of Delaware ("AWAC US" and together with NUIC, the "Companies"), and (3) Lexington Insurance Company, a corporation organized under the laws of Delaware ("LEXINGTON").

                               W I T N E S S E T H

      WHEREAS, each of the parties hereto entered into that certain Administrative Services Agreement, dated as of July 15, 2002 (as amended, modified and supplemented, the "Original Services Agreement"), pursuant to which Lexington agreed to (or cause its affiliates to) furnish the Companies with certain office space, equipment, administrative services and personnel.

      WHEREAS, the parties desire to amend and restate the Original Services Agreement, subject to the terms and conditions hereinafter provided.

      NOW, THEREFORE, it is agreed as follows:

1.    Services to be provided

1.1 LEXINGTON shall furnish or cause to be furnished (in accordance with the performance standards set forth in this Agreement) services and facilities to the Companies required by the Companies in the ordinary course of the business of the Companies which are denominated and classified as follows:

(a) office space at 100 Summer Street, Boston, Massachusetts at cost, which space may be owned by LEXINGTON or one of its affiliates or may be leased from others, and which shall include as a part thereof cleaning, elevator service, repair and engineering services and warehouse and central files facilities;

(b) Policy services: LEXINGTON shall bill, receive and render receipts for premiums due to the Companies in accordance with the terms and conditions of each policy of insurance issued and in accordance with the written instructions of the Companies. LEXINGTON shall have full authority hereunder to take whatever action it deems necessary or appropriate to attempt to collect premiums, including, if so instructed by the Companies, the cancellation of policies. LEXINGTON shall have no liability for uncollected premiums. All premiums due to the Companies and received and held by LEXINGTON shall be held in a fiduciary capacity.

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(c)   Financial, financial reporting and financial management services:
      LEXINGTON shall:

      (i) prepare comprehensive quarterly financial statements including, but not limited to, profit and loss statements, balance sheets and cash flow statements; in addition, prepare monthly management reports including statistical reports and information (including information on outstanding loss reserves, reserves for IBNR losses and expenses) with respect to the Companies and the Companies's business as may be required by law or requested by the Companies;

      (ii) establish, implement and manage systems for the Companies' treasury functions and the production of historical financial statements;

      (iii) maintain the general ledger for the Companies, including the movement of cash in and out of the bank accounts and/or the movement of securities in unregistered form;

      (iv) prepare and file all required premium tax and federal excise tax reports and returns relating to the Companies's business; and

      (v) perform bookkeeping and internal financial record keeping services related to the recording of accounts receivable, accounts payable, payroll costs, etc.

(d) Lexington shall provide the following services to the Companies with respect to regulatory compliance and filings: the preparation of accounts and filing of statutory insurance financial statements (including investment accounting services) as well as any services (other than legal services) relating to examinations by state insurance authorities of the Books and Records (as defined in Section 5.2 of this Agreement) of the Companies. Lexington shall separately account for and bill for these services to the Companies.

(e) LEXINGTON shall, during the period beginning on the date hereof and ending on March 31, 2006, prepare filings to maintain the Companies' authorized status with state insurance departments, although in no event shall LEXINGTON provide legal review of any such filings.

(f)   perform tax and accounting services, other than as contemplated in this
      Section 1.1, as may be requested by either of the Companies from time to time, except to the extent that such services are provided by independent parties (e.g., Deloitte and Touche) (which third party services shall be billed directly to and be remunerated by the Companies).

(g) Information Technology: Electronic data processing which shall include all necessary hardware and generic software to the same specification as provided to LEXINGTON employees. This shall include administration, maintenance and licensing costs, helpdesk support, electronic mail and operational management.

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(h)   making withdrawals from time to time in accordance with written authorization procedures established by the Companies from any bank account or accounts established by the Companies in order to pay in a timely manner, the necessary, reasonable and proper expenses of the Companies (it being understood that any interest that accrues on funds in such account or accounts shall be the sole property of the Companies). Such expenses shall include: (i) claim payments under insurance and reinsurance contracts entered into by the Companies; (ii) management fees to be paid pursuant to Section 2 hereof; (iii) banking service fees; (iv) fees of the firm of auditors or chartered accountants of the Companies;
      (v) fees and taxes to appropriate regulatory authorities; (vi) compensation and expenses of directors and salaries of officers of the Companies as shall have been approved by the Board of Directors of the Companies; (vii) communication costs; (viii) travel and entertainment costs incurred by officers of the Companies; (ix) payments to be made under the Investment Management Agreement, dated as of the date hereof, between the Companies and Goldman Sachs Asset Management International, provided that the making of such payments shall have first been approved by the Board of Directors of the Companies or an Officer of the Company authorized thereby; and (x) other necessary expenses incurred in the ordinary course of business, as may be approved periodically by the Companies;

(i) depositing all premiums and other sums collected or received on the Companies' behalf by LEXINGTON directly and immediately in an account or accounts established by the Companies, in the Companies' name and for the Companies' benefit, it being understood that in no event and for no period of time may any such premiums or other sums be deposited in an account in the name or for the benefit of any person or entity other than the Companies;

(j) coordinating and cooperating with representatives, including auditors, of the Companies, providing such access to the Companies' Books and Records and personnel as may be reasonably necessary or desirable for the Company to monitor its investment in the Companies, evaluate the risks, systems and business of the Companies and develop the capability of employees of the Companies to carry out such functions;

(k) undertaking the negotiation of all trust agreements, letters of credit and other arrangements needed for the collateralization of assumed reinsurance contracts and the analysis as to the use of trust or other type of vehicle which may be appropriate in the circumstances, which agreements, letters of credit and other arrangements will be subject to the final approval of, and execution by, the Companies;

(l) a purchasing department, provided that to the extent purchases are made by LEXINGTON on behalf of the Companies, the actual cost of purchases, which shall not exceed the cost at which purchases are available generally from unaffiliated third parties, shall be billed to the applicable Company;

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(m)   telephone and telephone switchboard services (provided that the actual cost of telephone calls (but no expense allocated or otherwise of switchboard services), which shall not exceed the cost at which such calls are available generally from an unaffiliated third party, shall additionally be billed to the Companies);

(n) a mail and communications department, including, without limitation, cable and teletype, messenger, mail handling and postage services (provided that the actual cost of any third party mail carriers shall additionally be billed to the Company);

(o) claims handling services as permitted by law with respect to any loss claim or suit under any NUIC or AWAC US policy which is reported during the effective dates of this Agreement; and

(p) investment monitoring services in respect of certain portfolios (of cash, securities and other assets) of the Companies, including quarterly reviews of portfolios for compliance with investment restrictions imposed by state insurance laws.

Without prejudice to the rights of LEXINGTON under this Agreement (including under Section 2.1 hereof), the Companies shall not be required to obtain any services, including those described above, from LEXINGTON or be prohibited from obtaining such services from parties other than LEXINGTON.

Any other services or departments found to be necessary or desirable by either of the Companies shall be provided by LEXINGTON only after separate negotiation and agreement by all of the parties hereto. The additional costs of any such other services or departments shall be allocated in an equitable manner to be agreed upon by the parties hereto.

Each of the parties shall use its reasonable best efforts to reach agreement upon any adjustments to the scope of services provided hereunder, and corresponding adjustments to the fees to be paid hereunder, as may reasonably be required after the date hereof (for example, to the extent that it is mutually agreed that services contemplated to be performed by LEXINGTON under this Agreement should be performed by employees or other agents of the Companies or to the extent that it is mutually agreed that LEXINGTON should assume additional responsibilities hereunder).

1.2 LEXINGTON hereby represents and warrants to the Companies that any software licensed or otherwise provided to the Companies hereunder by LEXINGTON shall not infringe upon any copyrights of any other person in any jurisdiction where a claim against either of the Companies would arise as a result of the use of such software by the Companies. With respect to any computer software provided to either of the Companies pursuant to
      Section 1.1 hereof (other than business processing software developed for the Companies), each of the Companies acknowledges that it hereby accepts from LEXINGTON the non-exclusive, non-transferable, non-assignable right to use such software solely and exclusively in connection with its insurance operations, all in accordance with the further terms and conditions of this Agreement. Any and all copyrights, or

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      common law or statutory rights and powers, relating to any such computer software (or any operating manuals relating thereto) shall be and remain at all times the sole and exclusive property of LEXINGTON, and the right of the Companies to use such computer software shall be solely as a licensee of LEXINGTON pursuant hereto. Such computer software may not be copied, duplicated or otherwise reproduced, in whole or in part, without the prior written consent of LEXINGTON, and nothing therefrom may be disclosed to any person other than those to whom such disclosure is authorized by LEXINGTON. Such computer software shall be returned to LEXINGTON upon termination of this Agreement and, in any event, upon completion of the use for which they are hereby provided.

1.3 With respect to any equipment, furniture or other furnishings or fixtures, including, without limitation, personal computers, printers, photocopiers, facsimile machines and application servers (collectively, "Equipment") provided to either of the Companies pursuant to Section 1.1 hereof, each of the Companies acknowledges that such Equipment is, and at all times during the term of this Agreement and thereafter shall remain, the property of LEXINGTON and neither of the Companies shall have any right, title or interest therein or thereto except as provided herein. Upon LEXINGTON's reasonable request, the Companies shall affix and keep in a prominent place on each item of Equipment labels, plates or other markings indicating that the Equipment is owned by LEXINGTON. The Companies shall not make any modifications, alterations, additions or improvements to the Equipment without LEXINGTON's prior written consent. All such additions and improvements shall belong to LEXINGTON. The Equipment shall remain personal property of LEXINGTON regardless of its affixation to any realty. The Companies shall keep the Equipment at the office space provided to the Companies by LEXINGTON pursuant to Section 1.1 hereof and, unless otherwise agreed to by LEXINGTON in writing, shall not remove any of the same therefrom without LEXINGTON's prior written consent. The Companies covenant and agree to (a) keep the Equipment in good repair, ordinary wear and tear excepted, and comply with all laws, ordinances, regulations or requirements of any governmental authority relating to its installation, possession, use or maintenance and (b) keep the Equipment free and clear of all liens and encumbrances.

1.4. During the term of this Agreement, LEXINGTON shall perform all of its obligations under this Agreement: (a) to the best of its professional ability; and (b) with that degree of knowledge, skill and judgment which is exercised by it with respect to its own business and the business of its parent and insurance and reinsurance affiliates.

1.5 LEXINGTON shall comply with all applicable laws, rules and regulations in respect of all activities conducted by it under this Agreement.

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1.6   LEXINGTON shall be subject to the ultimate direction, limitation, approval, control and supervision of the Companies and their respective Boards of Directors with respect to the services provided hereunder.

2.    Payment and Reimbursement of Service Fees and Costs

2.1 As remuneration for the services provided under this Agreement, the Companies shall (in addition to the reimbursement of any costs described herein) pay to LEXINGTON a fee constituting the actual direct and indirect costs involved in providing the services detailed in the agreement invoiced on a monthly basis, plus 10% over and above the invoiced costs as a profit.

2.2 In the event of any termination (including by expiration) of this Agreement, LEXINGTON shall provide the Companies with an accounting of all fees and reimbursable costs within thirty (30) days following the effective date of such termination, and the Companies or LEXINGTON shall upon agreement of such accounting pay to the other any further payments or refunds such accounting shows as owing at termination within thirty (30) days following receipt of such accounting.

2.3 In addition to monthly invoices for fees, LEXINGTON shall issue, each month, a separate invoice for any costs permitted to be billed separately pursuant to Section 1.1 hereof during the immediately prior month. The Companies shall pay the amount of or otherwise reimburse LEXINGTON for any such costs promptly upon receipt of any such invoice therefore.

2.4 For the avoidance of doubt, the parties hereto acknowledge and agree that any and all payments due for services provided on or prior to the date hereof pursuant to the Original Services Agreement will be paid in accordance with the terms thereof, and any such payment obligations are not limited or otherwise affected in any way by this Agreement.

3.    Term and Termination of Agreement

3.1 The initial term of this Agreement shall commence effective as of January 1, 2006 and shall continue in force until December 31, 2006; provided, however, that any party hereto may terminate this Agreement at any time, for any reason, upon 90 days' prior written notice of termination to the other parties hereto. Notwithstanding the foregoing, each of AWAC US and NUIC may terminate this Agreement at any time for Company Cause (as defined in Section 3.2(a) of this Agreement) and LEXINGTON may terminate this Agreement at any time for Lexington Cause (as defined in Section 3.2(b) of this Agreement).

3.2 (a) This Agreement may be terminated by the Companies, immediately upon the lapse of any applicable cure period, by notice served on LEXINGTON if:
      (i) LEXINGTON commits a material breach of its obligations under this Agreement, which breach shall have continued without having been cured for a period of 60 days after notice thereof from the Companies; (ii) LEXINGTON or

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      any of its principals is engaging or has engaged during the term of this
      Agreement in fraud or dishonesty or any act involving moral turpitude;
      (iii) a distress, execution, sequestration or other process is levied or enforced upon the property of LEXINGTON which is not discharged within 30 days; (iv) LEXINGTON is unable to pay its debts in the normal course of business, which inability shall have continued for a period of 30 days;
      (v) LEXINGTON ceases or threatens to cease, wholly or substantially, to carry on its business; (vi) an encumbrancer takes possession of, or a receiver or trustee is appointed over the whole or any part of the undertaking, property or assets of LEXINGTON; (vii) an order is made or a resolution is passed for the winding-up of LEXINGTON; or (viii) American International Group, Inc. ceases to own, directly or indirectly, interests representing more than 50% of the voting interests in LEXINGTON (any of the foregoing (i) - (viii) of this Section 3.2(a), a "Company Cause").

      (b) This Agreement may be terminated by LEXINGTON, immediately upon the lapse of any applicable cure period, by notice served on the Companies if:
      (i) the Companies or either one of them commit(s) a material breach of the Companies' obligations under this Agreement, which breach shall have continued without having been cured for a period of 60 days after notice thereof from LEXINGTON; (ii) a distress, execution, sequestration or other process is levied or enforced upon the property of the Companies or either one of them which is not discharged within 30 days; (iii) the Companies are unable to pay their debts in the normal course of business, which inability shall have continued for a period of 30 days; (iv) the Companies ceases or threatens to cease, wholly or substantially, to carry on its business; (v) an encumbrancer takes possession of, or a receiver or trustee is appointed over the whole or any part of the undertaking, property or assets of either the Company or the Companies; (vi) an order is made or a resolution is passed for the winding-up of either the Company or the Companies; or (vii) the shareholders of the Company as of the date hereof, taken together, cease to own, directly or indirectly, interests representing more than 50% of the voting interests in the Company (any of the foregoing (i) - (vii) of this Section 3.2(b), a "LEXINGTON Cause").

3.3 If this Agreement terminates pursuant to its terms on December 31, 2006, LEXINGTON shall continue providing (a) the services set forth in Section 1.1(g) for an additional three month period following termination and (b) the services set forth in Sections 1.1(c) and (d) only as such services relate solely to periods ending on or before December 31, 2006. For the avoidance of doubt, any services provided pursuant to this Section 3.3 would be subject to the payment procedures set forth in Section 2 of this Agreement.

3.4 If this Agreement is terminated (other than services provided pursuant to Section 3.3), (a) any fees payable under Section 2 of this Agreement with respect to the performance of LEXINGTON under this Agreement will be determined to the effective date of termination; (b) on or as of the termination date, the Companies shall be entitled to require LEXINGTON to carry out one or more of the following: (i) deliver to the Companies or its designee, in a mutually agreeable

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      format, all the Books and Records, however generated, relating to the
      Companies's business including any off-line storage and security copies of data relating to the Companies's business; (ii) store on magnetic, optical or other media all or any of the information then stored on-line relating the Companies's business and to deliver such media, in a mutually agreeable format, to the Companies or its designee; (iii) make and deliver to the Companies or its designee such printouts of information relating to the Companies's business as the Companies may reasonably require; and (iv) use its reasonable best efforts to obtain for the Company direct licenses to use, or to procure the sale to the Company of, any third party software used during the term of this Agreement (including any software owned by LEXINGTON); (c) LEXINGTON shall cooperate fully with the Companies or its designee in performing its obligations under this Section 3.3, and (d) the following provisions of this Agreement will survive the termination:
      Sections 1.2, 1.3, 6, 7, 8, 9, 10, 11 and 15.

4.    Representations and Warranties

4.1   Representations and Warranties of LEXINGTON

      LEXINGTON represents and warrants as of the date hereof as follows: (a) LEXINGTON is a company duly incorporated, validly existing and in good standing under the laws of Delaware; (b) the execution, delivery and performance by LEXINGTON of this Agreement are within LEXINGTON's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) LEXINGTON's memorandum of association or bye-laws; or (ii) law or any regulation or contractual restriction binding on or affecting LEXINGTON; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by LEXINGTON of this Agreement except for such filings with, and approvals of such governmental authorities as will have been made and obtained prior to the date of this Agreement; and (d) this Agreement is the legal, valid and binding obligation of LEXINGTON enforceable against LEXINGTON in accordance with its terms.

4.2.  Representations and Warranties of the Companies

      Each of the Companies represents and warrants as of the date hereof as follows: (a) it is a company duly incorporated, validly existing and in good standing under the laws of its state of incorporation as stated herein; (b) the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) its memorandum of association or bye-laws; or (ii) law or any regulation or contractual restriction binding on or affecting it; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by it of this Agreement except for such filings with, and approvals of such governmental authorities as will have been made and obtained prior to the date of this Agreement; and (d) this

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      Agreement is its legal, valid and binding obligation enforceable against it in accordance with the terms of this Agreement.

5.    Right of the Companies to Inspect Records

5.1 LEXINGTON shall keep, in a manner and form approved by or acceptable to the Companies, true and complete Books and Records of all the Companies's business conducted under and pursuant to this Agreement.

5.2 LEXINGTON shall maintain all records with regard to the Companies's business separately from the records of its other businesses, provided that the Companies may use identical computer and other systems so long as information with regard to the Companies is maintained separately and in an identifiable manner. The Companies shall have the right at all times during LEXINGTON's business hours, and at its own expense, to inspect the records of LEXINGTON (or any entity employed by LEXINGTON for any such purpose) relating to the facilities, services, space or equipment provided hereunder. The term "Books and Records" shall mean all materials, books and records and data in whatever form or medium (a) furnished by the Companies to LEXINGTON in connection with the performance by LEXINGTON of its obligations under this Agreement; (b) generated by LEXINGTON in connection with the performance by LEXINGTON of its obligations under this Agreement; or (c) that in any way pertain to the performance of the obligations of LEXINGTON under this Agreement, including books of account, insurance and reinsurance policies and contracts entered into by the Companies and all correspondence related thereto, underwriting files, claim and reserving files, data on premium and claim payments and any and all materials, books and records and data relating to Companies' business.

6.    Ownership of Books and Records by the Companies

6.1 All Books and Records kept by LEXINGTON in connection with the Companies's business managed by LEXINGTON shall be and remain the sole property of the Companies and will remain the property of the Companies following termination of this Agreement, including all databases maintained by LEXINGTON relating to the Companies' accounting, insurance or other records and whether or not such data is maintained on information systems owned by LEXINGTON or the Companies or neither. All such Books and Records shall be delivered to the Companies upon termination of this Agreement.

6.2   The Companies shall maintain such Books and Records for a period of ten
      (10) years or for the period as may be required under their respective records retention policies if longer or for such longer period of time as may be required by law or any applicable court order and LEXINGTON shall have reasonable access to and the right to inspect such Books and Records during such period for (i) LEXINGTON's preparation of tax returns, including, but not limited to, any inquiries by any governmental or regulatory authority in respect of the taxes of

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      LEXINGTON or (ii) LEXINGTON's response to any claims, lawsuits, legal proceedings or investigations.

6.3 Notwithstanding any other provision of this Section 6, Section 3.4 or this Agreement generally, LEXINGTON shall have the right to retain, at its own expense, a copy of any Books and Records and the original computer back-up tapes which contain information relating to both the business and operations of LEXINGTON or it affiliates and the Companies; provided that LEXINGTON shall maintain such Books and Records and tapes for a period of ten (10) years or for the period as may be required under its records retention policy if longer or for such longer period of time as may be required by law or any applicable court order and further provided that the Companies shall have reasonable access to and the right to inspect and make a copy of such copy of the Books and Records and original tapes to the extent they relate to the business and operations of either of the Companies or to respond to any tax matters, claims, lawsuits, legal proceedings or investigations.

7.    Confidentiality

7.1 LEXINGTON hereby acknowledges that, as a result of its performance of services for the Companies under this Agreement, it has and will acquire non-public information with respect to the Companies and their respective affairs, including: (a) information relating to the business, finances, methods of operation, business plans, marketing strategies and other information relating to the Companies and customers of the Companies and
      (b) other trade secrets and proprietary information of the Companies (hereinafter collectively referred to as "Confidential Information").

7.2 During the term of this Agreement and at all times thereafter, LEXINGTON shall, and shall cause each of its directors, officers, employees and agents (such Persons, collectively "Covered Persons") to, keep confidential (to the extent required hereby) all Confidential Information that any of them may obtain and to not to use such Confidential Information for any purpose other than in the course of the performance of this Agreement.

7.3 The foregoing restrictions shall not apply with respect to any Confidential Information (a) previously known to LEXINGTON through a source not bound by any obligation to keep the Confidential Information confidential, (b) lawfully obtained by LEXINGTON, other than its capacity as the provider of services to the Companies under this Agreement, from sources not bound by any obligation to keep such Confidential Information confidential, or (c) the disclosure of which to any director, officer, employee or agent of LEXINGTON is necessary to carry out the purposes of this Agreement, provided, however, that such disclosure referred to in this clause (c) shall be limited to the extent reasonably necessary to protect the rights of the Companies with respect to its Confidential Information, and that as a condition to disclosing any Confidential Information to any person who is not bound by a duty of confidentiality to LEXINGTON and its clients,

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      LEXINGTON shall require that such person enter into a confidentiality agreement with the Companies on terms satisfactory to the Companies. In addition, notwithstanding anything to the contrary provided in this Agreement, the restrictions upon use and disclosure of information under this Section 7 shall not apply to any information developed by, and/or provided to the Companies or LEXINGTON by, American International Group, Inc. (to the extent that American International Group, Inc. is not subject to any confidentiality obligation to the Companies with respect thereto) or any of its affiliates (to the same extent) other than information generated by LEXINGTON in connection with the performance by LEXINGTON of its obligations under this Agreement.

7.4 LEXINGTON may disclose any Confidential Information if and as required as a result of any governmental investigation, court order, subpoena, deposition, interrogatory, request for documents, civil investigative demand, or similar legal duress, and to the extent reasonably necessary for LEXINGTON or any of its affiliates to comply with applicable securities laws and regulations and stock exchange requirements and the applicable regulations of other regulatory agencies having jurisdiction over LEXINGTON or any of its affiliates.

7.5 Notwithstanding anything provided in this Section 7, Confidential Information may be disclosed with the prior written consent of the Board of Directors of the Company or the Companies, as the case may be.

8.    Indemnification

8.1 The Companies hereby, jointly and severally, indemnify and hold LEXINGTON and each of its directors, officers, servants, agents and employees (collectively, "LEXINGTON Indemnitees"), harmless from and agrees to defend each of them from and against all and any manner of liabilities, suits, claims, damages and expenses ("Losses") arising out of or in connection with the performance by LEXINGTON of its obligations hereunder (other than those Losses that are the result of willful misconduct, bad faith or gross negligence on the part of any of the LEXINGTON Indemnitees, with respect to which LEXINGTON shall remain liable).

8.2.  Indemnification Procedures

      (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Section 8 (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any Litigation resulting therefrom, provided that: (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be satisfactory to the Indemnified Party, and the Indemnified Party

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            may participate in such defense at such Indemnified Party's expense;
            and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced by way of any forfeiture of rights or defenses or otherwise as a result of such failure to give notice.

      (b) Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. The parties shall cooperate in the defense of any claim or litigation brought under this Section 8.2 and the records of each shall be available to the other with respect to such defense.

8.3 The Companies shall maintain insurance coverage of the kinds and in the amounts that is appropriate for their businesses. LEXINGTON shall be the sole loss payee with respect to insurance for damage to or loss of Equipment and LEXINGTON shall be an additional named insured on the Companies' comprehensive liability insurance. The Companies shall deliver to LEXINGTON a certificate of insurance with respect thereto. Said insurance shall provide that it cannot be amended or canceled without the insurer first giving LEXINGTON not less than 60 days' prior written notice thereof.

8.4 LEXINGTON shall maintain insurance coverage of the kinds and in the amounts that is appropriate for its business, including errors and omissions liability insurance coverage.

9.    Employee Matters.

      (a) Except as specifically provided in Section 9(b) below, neither Company nor any of their respective affiliates shall, during the period beginning on the date hereof and concluding on the 18-month anniversary of the termination or expiration of this Agreement, solicit the employment of, or hire, any employee of LEXINGTON or its affiliates without the prior written consent of LEXINGTON, which consent shall be confirmed in writing by an Executive Vice President of LEXINGTON.

      (b) Upon the expiration or termination of this Agreement, the Companies may make offers of employment to all of the employees of LEXINGTON that spend greater than 50% of their time providing services to the Companies pursuant to this Agreement ("Service Employees"). The Companies shall jointly and severally indemnify LEXINGTON against any and all Losses relating to any Service Employee who does not receive an offer of

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            employment from the Companies upon the expiration or termination of this Agreement ("Excluded Employees"), including (i) any employment-related Losses with respect to any Excluded Employee and
            (ii) any Losses related to severance or similar payments due to any Excluded Employee in accordance with the American International Companies Personnel Manual, specifically Policy No. 412 (Severance
            Pay) and Policy No. 415 (Reduction in Force).

10.   Arbitration

      (a) Resolution of Disputes, Choice of Law & Venue - As a condition precedent to any right arising hereunder, any dispute not resolved by mediation between the Companies and Lexington arising out of the provisions of this Agreement or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner hereinafter set forth, and shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

      (b) Composition of Panel - Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Section 10(c) hereof.

      (c) Appointment of Arbitrators - The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance business. Unless a single arbitrator is agreed upon, the party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the "respondent") together with his notice of intention to arbitrate. Within thirty (30) days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of any umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

      (d) Failure of Party to Appoint an Arbitrator - If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, the claimant's arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrators, choose an umpire as provided in Section 10(c) hereof.

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      (e)   Submission of Dispute to Panel - Unless otherwise extended by the arbitration panel or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of the umpire.

      (f) Procedure Governing Arbitration - All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usage's of the insurance business.

      (g) Arbitration Award - The arbitration panel shall render its decision within thirty (30) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefore. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

      (h) Cost of Arbitration - Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

11.   Notices

      All communications provided for hereunder shall be in writing, and if to the Companies, mailed or delivered to each of the Companies at 100 Summer Street, Boston, MA, Attention: President, or if to LEXINGTON, mailed or delivered to LEXINGTON at its office at 100 Summer Street, Boston, MA,
      Attention: President, or addressed to either party at any address that such party may hereafter designate by written notice to the other party.

12.   Entire Agreement; Amendment

      This Agreement constitutes the entire agreement between the parties with respect to the provision of administrative services to the Companies by LEXINGTON and supersedes and extinguishes any warranty, representation or arrangement previously given or made with respect thereto, other than those expressly set out herein. The express terms hereof supersede any course of performance or usage of the trade. This Agreement may not be amended except in writing signed by each of the parties hereto.

13.   No Waiver

      Neither the failure nor delay on the part of any party in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right or remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver

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      hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

14.   Successors and Assigns

      The provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto. This Agreement and any rights pursuant hereto shall not be assignable by any party hereto.

15.   Governing Law; Submission to Jurisdiction

      This Agreement shall be governed by and construed in accordance with the laws of Delaware, without reference to the principles of conflicts of law thereof. If any suit is instituted by any of the parties to enforce any of the terms or conditions of this Agreement, each of the parties hereby submits to the exclusive jurisdiction of and venue in the United States District Court of Delaware or the Delaware Court of Common Pleas or the Delaware Superior Court, as appropriate.

16.   Relationship of the Parties

      The Companies, the Company and LEXINGTON are independent of one another. Nothing in this Agreement shall be deemed to create: (a) a joint venture or partnership between the parties; (b) a relationship of employer and employee; (c) a relationship of principal and agent; or (d) any relationship other than independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement.

17.   Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and such counterparts together shall constitute one and the same instrument.

18.   Headings

      The section headings contained herein are for convenience only and shall not alter or limit or define the provisions hereof.

19.   Severability

      In the event that any word, sentence, paragraph, provision, section, subsection or article of this Agreement is found to be void or voidable, the remainder of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted.

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20.   Further Assurances

      Each of the parties to this Agreement shall, from time to time as reasonably requested to do so by the other party do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the consummation of the transactions contemplated hereby.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Boston, Massachusetts on the date first written above.

                                NEWMARKET UNDERWRITERS INSURANCE COMPANY

                                By: /s/ Richard E. Jodoin
                                    -----------------------
                                   Name: Richard E. Jodoin
                                   Title: President

                                ALLIED WORLD ASSURANCE COMPANY (U.S.) INC.

                                By: /s/ Richard E. Jodoin
                                    -----------------------
                                   Name: Richard E. Jodoin
                                   Title: President

                                LEXINGTON INSURANCE COMPANY


                                By: /s/ Nicholas E. Anselmo
                                   ---------------------------------------------
                                   Name: Nicholas E. Anselmo
                                   Title: Executive Vice President